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Exhibit (a)(1)(E)

        Offer to Purchase for Cash by

Brookfield Property REIT Inc.

of

Up to $95,000,000 in Value of Shares of its Class A Stock

At a Purchase Price of Not Greater Than $21.00 Nor Less Than $19.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 25, 2019, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED,
THE "EXPIRATION DATE").

February 11, 2019

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated February 11, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the "Offer", relating to Brookfield Property REIT Inc.'s, a Delaware corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the "Company"), offer to purchase for cash up to $95,000,000 in value of its shares of Class A Stock, par value $0.01 per share ("Class A Stock"), at a price per share specified by tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Class A Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer.

        THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF CLASS A STOCK.

        Promptly after the Expiration Date, the Company will, on the terms and subject to the conditions described in the Offer, determine a single price per share of Class A Stock (the "Purchase Price"), which will be not greater than $21.00 nor less than $19.00 per share of Class A Stock, that the Company will pay, subject to "odd lot" priority and proration, for shares of Class A Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Class A Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Class A Stock (in increments of $0.10) of not greater than $21.00 nor less than $19.00 per share of Class A Stock, at which shares of Class A Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Class A Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $95,000,000 (or such lesser number if less than $95,000,000 in value of shares of Class A Stock are properly tendered after giving effect to any shares of Class A Stock properly withdrawn). The Company will not accept shares of Class A Stock subject to conditional tenders, such as acceptance of all or none of the shares of Class A Stock tendered by any tendering stockholder. No fractional shares of Class A Stock will be purchased in the Offer.

        The Company will purchase all shares of Class A Stock purchased in the Offer at the same Purchase Price, even if some shares of Class A Stock are tendered below the Purchase Price, but the Company will not purchaser any shares of Class A Stock tendered above the Purchase Price. However, because of the "odd lot" priority and proration provisions described in the Offer to Purchase, all of the shares of Class A Stock tendered at or below the Purchase Price may not be purchased if shares of

Class A Stock having an aggregate value in excess of $95,000,000 are properly tendered and not properly withdrawn.

        Only shares of Class A Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares of Class A Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 4, "Withdrawal Rights", of the Offer to Purchase.

        Upon the terms and subject to the conditions of the Offer, if shares of Class A Stock having an aggregate purchase price in excess of $95,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase shares of Class A Stock in the following order of priority: first, all shares owned beneficially or of record by holders of "odd lots" of less than 100 shares of Class A Stock who properly tender all of their shares of Class A Stock at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date (partial tenders will not qualify for this preference); and second, all other shares of Class A Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Class A Stock, until the Company has purchased shares of Class A Stock resulting in an aggregate purchase price of $95,000,000. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 4, "Withdrawal Rights", of the Offer to Purchase.

        Because of the "odd lot" priority and proration provisions described above, it is possible that the Company will not purchase all of the shares of Class A Stock you tender even if you tender them at or below the Purchase Price. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", of the Offer to Purchase.

        We are the holder of record (directly or indirectly) of shares of Class A Stock held for your account. As such, we are the only ones who can tender your shares of Class A Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares of Class A Stock we hold for your account.

        Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the shares of Class A Stock we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

  1.
  YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF CLASS A STOCK.

  2.
  If you want to tender shares, you may tender your shares of Class A Stock at a price not greater than $21.00 nor less than $19.00 per share of Class A Stock, in increments of $0.10, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

  3.
  You cannot instruct us to tender the same shares of Class A Stock (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

  4.
  The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Class A Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, "Conditions of the Offer", of the Offer to Purchase.

  5.
  The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 25, 2019, unless the Offer is extended or withdrawn.

  6.
  You should consult with us as to whether any charges may apply if shares are tendered through us and not directly to the Depositary (as such term is defined in the Offer to Purchase).

  7.
  If you are an Odd Lot Holder (as such term is defined in Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", of the Offer to Purchase) and you instruct us to tender on your behalf all of the shares of Class A Stock that you own at or below the Purchase Price prior to the Expiration Date and check the box captioned "Odd Lot" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares of Class A Stock for payment before any proration of the purchase of other tendered shares of Class A Stock.

  8.
  Any tendering stockholder or other payee who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable, including an applicable IRS Form W-8 with respect to a non-U.S. person) may be subject to U.S. federal backup withholding on the gross proceeds paid to such stockholder or payee pursuant to the Offer, unless such person establishes that it is exempt from U.S. federal backup withholding. See Section 3, "Procedures for Tendering Shares of Class A Stock", of the Offer to Purchase.

        If you wish to have us tender all or a portion of your shares of Class A Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on March 25, 2019, unless the Offer is extended or withdrawn.

        This Offer is being made solely under the Offer to Purchase the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of the Company's shares of Class A Stock. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares of Class A Stock pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, THE COMPANY'S BOARD OF DIRECTORS, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF CLASS A STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES OF CLASS A STOCK. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES OF CLASS A STOCK, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE

INFORMATION IN OR INCORPORATED BY REFERENCE INTO THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, "PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS", OF THE OFFER TO PURCHASE. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR US.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash by

Brookfield Property REIT Inc.

of

Up to $95,000,000 in Value of Shares of its Class A Stock

At a Purchase Price of Not Greater Than $21.00 Nor Less Than $19.00 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 11, 2019 (the "Offer to Purchase", and the related Letter of Transmittal, which, together with any amendments and supplements thereto, collectively constitute the "Offer"), by Brookfield Property REIT Inc., a Delaware corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the "Company"), to purchase for cash up to $95,000,000 in value of its Class A Stock, par value $0.01 per share ("Class A Stock"), at a price per share specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Class A Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer.

        The undersigned hereby instruct(s) you to tender to the Company the number of shares of Class A Stock indicated below or, if no number is indicated, all shares of Class A Stock you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

        In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares of Class A Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of shares of Class A Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

 THE UNDERSIGNED IS TENDERING SHARES OF CLASS A STOCK AS FOLLOWS
(CHECK AT LEAST ONE BOX):

PRICE(S) (IN DOLLARS) PER SHARE OF CLASS A STOCK AT WHICH SHARES OF CLASS A
STOCK ARE BEING TENDERED

        By checking at least one of the following boxes below, the undersigned is tendering shares of Class A Stock at the price(s) checked. This election could mean that none of the shares of Class A Stock will be purchased if the Purchase Price is less than the price(s) checked below (other than the minimum price of $19.00). IF YOU WISH TO TENDER SHARES OF CLASS A STOCK AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER SHARE OF CLASS A STOCK AT WHICH YOU WANT TO TENDER YOUR SHARES OF CLASS A STOCK AND SPECIFY THE NUMBER OF YOUR SHARES OF CLASS A STOCK THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3, "PROCEDURES FOR TENDERING SHARES OF CLASS A STOCK", OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares of Class A Stock cannot be tendered more than once or at more than one price unless previously and properly withdrawn as provided in Section 4, "Withdrawal Rights", of the Offer to Purchase.

PRICE(S) (IN DOLLARS) PER SHARE OF CLASS A STOCK AT WHICH SHARES OF CLASS A
STOCK ARE BEING TENDERED

Price(s) at Which Shares of Class A Stock are Tendered	Number of Whole Shares of Class A Stock Tendered at Applicable Price

☐ Price $19.00

☐ Price $19.10

☐ Price $19.20

☐ Price $19.30

☐ Price $19.40

☐ Price $19.50

☐ Price $19.60

☐ Price $19.70

☐ Price $19.80

☐ Price $19.90

☐ Price $20.00

☐ Price $20.10

☐ Price $20.20

☐ Price $20.30

☐ Price $20.40

☐ Price $20.50

☐ Price $20.60

☐ Price $20.70

☐ Price $20.80

☐ Price $20.90

☐ Price $21.00

Total Number of Whole Shares of Class A Stock Tendered (cannot exceed the total number of shares of Class A Stock that you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF CLASS A STOCK.

 ODD LOTS

(See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", of the Offer to Purchase and Section 7 of the Letter of Transmittal)

        Under certain conditions, stockholders holding a total of fewer than 100 shares of Class A Stock may have their shares of Class A Stock accepted for payment before any proration of other tendered shares of Class A Stock. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of Class A Stock, even if these holders have separate accounts each representing fewer than 100 shares of Class A Stock. Accordingly, this section is to be completed only if shares of Class A Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Class A Stock. The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 shares of Class A Stock, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares of Class A Stock with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Class A Stock and is tendering all of such shares.

Signature(s):

Name(s):
(Please Type or Print)
Social Security or Tax ID Number:
Address(es):

Zip Code:
Area Code and Telephone Number:
Dated: , 2019

        The method of delivery of this document is at the sole election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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  Exhibit (a)(1)(E)
THE UNDERSIGNED IS TENDERING SHARES OF CLASS A STOCK AS FOLLOWS (CHECK AT LEAST ONE BOX): PRICE(S) (IN DOLLARS) PER SHARE OF CLASS A STOCK AT WHICH SHARES OF CLASS A STOCK ARE BEING TENDERED
PRICE(S) (IN DOLLARS) PER SHARE OF CLASS A STOCK AT WHICH SHARES OF CLASS A STOCK ARE BEING TENDERED
ODD LOTS